UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2012

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 7, 2012, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ending September 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:

•

Revenues. We present international and total revenue growth rates (for the total company and each of its segments and units, and for our safety-engineered devices) after eliminating the effect of foreign currency translation. We believe that these measures of revenue growth allow investors to better understand the underlying operating results of BD and facilitate comparisons to prior periods.

•

Earnings Per Share from Continuing Operations. We present diluted earnings per share from continuing operations (“EPS”) for the fourth quarter of fiscal year 2012 and for the full 2012 fiscal year after eliminating the charge relating to primarily non-cash pension settlements. This charge is not considered by management to be part of our ordinary operations. We believe this measure of EPS, adjusted for the impact of this cost, is more representative of BD’s underlying performance for these periods and allows investors to more easily compare BD’s financial performance with prior periods.

We also present our diluted EPS for fiscal year 2011 after eliminating the non-cash charge resulting from the discontinuance of a research program within our Diagnostic Systems unit. This charge is not considered by management to be part of our ordinary operations. We believe this measure of EPS, adjusted for the impact of this cost, is more indicative of BD’s underlying performance for fiscal year 2011, and allows investors to better assess our EPS performance for fiscal year 2012.

We also present our EPS growth for the fourth quarter of fiscal year 2012 and for the full 2012 fiscal year (using adjusted EPS, as described in the two preceding paragraphs) after eliminating the effect of foreign currency translation. We believe that eliminating the effect of foreign currency translation allows investors to better understand the underlying operating results of BD and facilitates comparisons to prior periods.

We also present estimated EPS for fiscal year 2013 after eliminating the estimated impact of foreign currency translation and the estimated impact of the medical device excise tax that will go into effect during the fiscal year under the U.S. healthcare reform law. Eliminating the effect of foreign currency translation allows investors to better understand the anticipated underlying performance of BD and assess BD’s earnings guidance relative to prior periods. Eliminating the impact of the medical device excise tax also allows investors to compare BD’s 2013 guidance to prior periods as the tax will be in effect for the first time in 2013.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press release dated November 7, 2012, which is furnished pursuant to Item 2.02

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Vice President and Corporate Secretary

Date: November 7, 2012

Exhibit Index

99.1	Press release dated November 7, 2012, which is furnished pursuant to Item 2.02